EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-1972 and 333-05771 of Everest Reinsurance Holdings, Inc. (formerly Prudential Reinsurance Holdings, Inc.) on Form S-8 of our report dated February 23, 1996 (February 27, 1998 as to Note 1I) appearing in the Annual Report on Form 10-K of Everest Reinsurance Holdings, Inc. for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Annual Report on Form 10-K.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 16, 1998



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